Exhibit 3

(Information provided as of June 23, 2003 in response
to Items 2 through 6 of Schedule 13D)
Executive Officers and Directors of
Discount Investment Corporation Ltd.
Address is: 3 Azrieli Center, Triangle Tower, Tel Aviv 67023, Israel
(citizenship the same as country of residence unless otherwise noted)

Name and Address	Position	Principal Occupation

Nochi Dankner 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Chairman of the Board	Business Manager, Chairman and Director of Companies, Attorney

Shelly Dankner-Bergman 12 Recanati St, Ramat- Aviv Gimel Tel-Aviv 69494, Israel	Director	Director of Companies

Zvi Livnat Taavura Junction, P.O.Box 320 Ramla 72102, Israel	Director	Vice President of Taavura Holdings

Avi Fischer 11 Beit Zuri St. Ramat Aviv, Tel-Aviv, Israel	Director	Partner in Fischer, Behar, Chen & Co. law firm, Chairman of Ganden tourism & Aviation Ltd., Vice-Chairman of Ganden Holdings Ltd., Director of companies

Isaac Manor* 26 Hagderot St. Savion, Israel	Director	Chairman of the board of Automobile Companies

Dori Manor* 18 Hareches St. Savion, Israel	Director	Chief Executive Officer of Automobile Companies

Lior Hannes 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Director	CEO of Ganden Tourism & Aviation Ltd., Director of companies

Refael Bisker 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Director	CEO of Ganden Real Estate Ltd., Chairman & Director of Companies

Name and Address	Position	Principal Occupation

Darko Horvat** 20 Kensington Park Gardens, London W113HD, UK	Director	Founder owner and president of Aktiva group

Jacob Schimmel*** 54-56 Euston St. London NW1 U.K.	Director	Chairman & CEO UKI Investments

Shaul Ben-Zeev Taavura Junction, P.O.Box 320 Ramla 72102, Israel	Director	Chief Executive Officer Avraham Livnat Ltd.

Eliahu Cohen 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Director	Director and Chief Executive Officer of IDB Holding and IDB Development

Gideon Lahav 124 Ehad Ha-Am St., Tel- Aviv 65208, Israel	Director	Director of Companies

Nahum Admoni 26 Ben Josef St., Ramat Aviv Gimel, Tel-Aviv 69125, Israel	External Director	Director of Companies

Avraham Drenger 105 Ha-Hashmonaim St. Tel-Aviv 67133, Israel	External Director	Chief Executive Officer – L.Y.A Ltd.

Ami Erel 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	President & Chief Business Manager	President & Chief Business Manager of DIC

Oren Lieder 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Senior Vice President & CFO	Senior Vice President & CFO of DIC

Joseph Douer 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Senior Vice President	Senior Vice President of DIC

Name and Address	Position	Principal Occupation

Raanan Cohen 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Vice President	Vice President of DIC.

Michel Dahan 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Comptroller	Comptroller of DIC

*             Mr. Isaac Manor and Mr. Dori Manor are a dual citizen of Israel and French

**           Mr Darko Horvat is a citizen of Slovenia

***         Mr. Jacob Schimmel is a citizen of Great Britain

Based on the information provided to the Reporting Persons, during the past five years, none of the persons listed above has been convicted, or is subject to a judgment, decree or final order, in any of the legal proceedings enumerated in Items 2 (d) and 2 (e) of Schedule 13D.